SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2004



                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification
no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)


Item 8.1  Other Events

http://www.gses.com

AT THE COMPANY
John V. Moran
Chief Executive Officer


FOR IMMEDIATE RELEASE

         GSE Systems Announces Third Quarter Results and Contract Awards

Columbia, Maryland, November 12, 2004-- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and training solutions to the energy, process, manufacturing and government sectors, reported third quarter results today. Total contract revenue for the quarter ended September 30, 2004 totaled $7.3 million, which was 19.6% higher than the $6.1 million total revenue for the quarter ended September 30, 2003. Revenue for the nine months ended September 30, 2004 was $22.5 million versus $16.7 million in the same period of 2003, a 35.0% increase.

In the third quarter 2004, the Company made adjustments to the estimated costs to complete several of its long-terms contracts which resulted in a net reduction of the project-to-date revenue and gross profit recognized on the projects of approximately $288,000. This resulted in a loss from continuing operations of $197,000 or ($0.02) per diluted share for the quarter ended September 30, 2004. This compares to a loss from continuing operations of $313,000 or ($0.06) per diluted share in the comparable quarter in 2003. For the nine months ended September 30, 2004, the Company had income from continuing operations of $143,000 or $.02 per diluted share as compared to a loss from continuing operations of $1.0 million or ($.20) per diluted share.

The Company recently received contracts to build three fossil power plant simulators through Emerson Electric. Other recent major modification and upgrade contracts are for utilities such as Constellation Energy, American Electric Power and Dominion Nuclear. In addition, the Company sold over $700,000 in licenses for its simulation technology to both domestic and international customers. The total value of the contracts received during the third quarter and October 2004 exceeds $5 million.

John V. Moran, GSE's Chief Executive Officer said "Despite the cost adjustment on a few long term contracts, there were several positive signs from the third quarter results. Revenue continues to be strong, we continue to operate debt free and we continue to build our new business pipeline."

The Company has scheduled an investor conference call for 11:30 A.M. EDT on Wednesday, November 17th. The dial-in number for the live conference call will be #800-223-9488 or 785-832-1523 and the Conference ID is GSE. A telephone replay of the call will be available 1 hour after the conclusion of the conference call on November 17th until November 20th at 11:59 PM (EDT). To listen to the replay, dial #800-839-8389. A question and answer session will be held at the conclusion of the presentation. Participants can email questions at any time during the presentation to gsecall@gses.com.


                                      * * *

GSE Systems, Inc. provides real-time simulation and training solutions. The company has over three decades of experience, over 250 applications, and 100 customers in more than 25 countries. Our software, hardware and integrated solutions leverage proven technologies to deliver real-world business advantages to the process and power industries worldwide including specialty chemical, food and beverage, petroleum refining, pharmaceutical, and fossil and nuclear power generation. GSE Systems is headquartered in Columbia, Maryland. Our global locations include offices in Sweden, Japan and China. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. We use words such as "expects", "intends" and "anticipates" to indicate forward looking statements. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to, delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2003, periodic reports and registration statements filed with the Securities and Exchange Commission.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.


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           GSE SYSTEMS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands, except per share data)
                      (Unaudited)

           CONDENSED STATEMENTS OF OPERATIONS

                                                                      Three months ended                      Nine months ended
                                                                        September 30,                            September 30,
                                                                ---------------------------              --------------------------
                                                                   2004             2003                  2004             2003
                                                                ----------       ----------             ----------      ----------
Contract revenue                                                 $ 7,340          $ 6,139              $ 22,498         $ 16,660
Cost of revenue                                                    5,835            4,654                17,379           12,980
                                                                ----------       ----------             ----------      -----------
Gross profit                                                       1,505            1,485                 5,119            3,680

Operating expenses                                                 1,760            1,683                 4,817            4,435
                                                                ----------       ----------             ---------       -----------
Operating income (loss)                                             (255)            (198)                  302             (755)

Other income (expense), net                                           14             (115)                 (129)            (268)
                                                                ----------      -----------             ---------        ----------
Income (loss) from continuing operations before income taxes        (241)            (313)                  173           (1,023)

Provision (benefit) for income taxes                                 (44)               -                    30               22
                                                                 ---------      -----------              --------        ----------
Income (loss) from continuing operations                            (197)            (313)                  143           (1,045)

Loss from discontinued operations                                      -             (121)                    -           (1,039)

Income (loss) on sale of discontinued operations                      60             (262)                   60             (262)
                                                                  --------      -----------              --------        ----------
Net income (loss)                                                 $ (137)          $ (696)                $ 203         $ (2,346)
                                                                  =========     ===========              ========       ==========
Basic earnings (loss) per common share:

     Continuing operations                                       $ (0.02)         $ (0.06)               $ 0.02          $ (0.20)
     Discontinued operations                                         -              (0.07)                    -            (0.23)
                                                                 ---------      ----------              --------         ---------
                                                                 $ (0.02)         $ (0.13)               $ 0.02          $ (0.43)
                                                                ==========      ==========             =========       ===========
Weighted average shares outstanding - Basic                    8,949,706        6,019,138             8,949,706        5,974,083
                                                                ==========     ==========             ==========       ===========
Diluted earnings (loss) per common share
     Continuing operations                                       $ (0.02)         $ (0.06)               $ 0.02          $ (0.20)
     Discontinued operations                                          -            (0.07)                    -            (0.23)
                                                                ----------      ----------              ---------       ----------
                                                                 $ (0.02)         $ (0.13)               $ 0.02          $ (0.43)
                                                                ==========     ===========             =========        ===========
Weighted average shares outstanding - Diluted                  8,949,706        6,019,138             8,993,473        5,974,083
                                                                ---------       ----------            ----------       ------------



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Selected balance sheet data

                                                     (Unaudited)
                                                  September 30, 2004           December 31, 2003
                                                 --------------------          ------------------


Cash and cash equivalents                             $ 1,025                    $ 1,388
Current assets                                         11,629                     12,953
Total assets                                           15,051                     16,536

Current liabilities                                   $ 8,511                   $ 10,416
Long-term liabilities                                     661                        441
Stockholders' equity                                    5,879                      5,679



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